ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number **20080551909-39** Filing Date and Time **08/19/2008 11:30 AM** Entity Number **E0136262007-4**

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

CYNERGI HOLDINGS, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of common stock, par value $0.00001 per share.
100,000,000 shares of preferred stock, par value $0.00001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1,150,000,000 shares of common stock, par value $0.00001 per share.
100,000,000 shares of preferred stock, par value $0.00001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Currently there are 10,400,000 shares of common stock outstanding. After the 11.5 for 1 stock split, there will be 119,600,000 shares of common stock outstanding. Preferred shares are not affected by the split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up to the next whole share.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer Ian Spowart

President
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 00002103804-28
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/04/2008 10:20 AM
	Entity Number E0136262007-4

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CYNERGI HOLDINGS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

1. Name of Corporation: SPORTS SUPPLEMENT ACQUISITION GROUP INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 69,000,000 - 57.69%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 00002103805-39
[signature]	Filing Date and Time 12/04/2008 10:20 AM
Ross Miller Secretary of State State of Nevada	Entity Number E0136262007-4

Certificate of Change Pursuant to NRS 78.209

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

CYNERGI HOLDINGS, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

1,150,000,000 shares of common stock, par value $0.00001 per share.
100,000,000 shares of preferred stock, par value $0.00001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1,150,000,000 shares of common stock, par value $0.00001 per share.
100,000,000 shares of preferred stock, par value $0.00001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Currently there are 119,600,000 shares of common stock outstanding. After a 1 for 8 reverse stock split there will be 14,950,000 shares of common stock outstanding. There are no preferred shares outstanding.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up to the next whole share.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

President

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number **20090031838-74**
Ross Miller Secretary of State State of Nevada	Filing Date and Time **01/16/2009 9:00 AM**
	Entity Number **E0136262007-4**

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

SPORTS SUPPLEMENT ACQUISITION GROUP INC.

2. The articles have been amended as follows: (provide article numbers, if available)

1. Name of Corporation: SPORTS SUPPLEMENT GROUP, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 14,420,000 - 59.28%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer James Klein, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20170151764-94
Barbara K. Cegavske	Filing Date and Time
Secretary of State	04/06/2017 10:30 AM
State of Nevada	Entity Number
	E0136262007-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

SPORTS SUPPLEMENT GROUP, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article IV has been amended as follows:
The name of the company shall be "CarSmartt, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: unanimous

4. Effective date and time of filing: (optional) Date: 04/01/2017 Time: 5pm
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.